UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2023

Radian Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 East Swedesford Road, Suite 350

Wayne, Pennsylvania, 19087

(Address of Principal Executive Offices, and Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2023, Radian Group Inc. (“Radian”) entered into the First Amendment (“First Amendment”) to its $275 million unsecured revolving credit facility dated December 7, 2021 with Royal Bank of Canada, as Administrative Agent (the “Agent”), U.S. Bank National Association (“U.S. Bank”), as Syndication Agent, RBC Capital Markets and U.S. Bank as Joint Lead Arrangers and Joint Book Runners, Associated Bank, National Association, as Documentation Agent, and certain other banks and financial institutions serving as lenders (the “Credit Agreement” and as amended by the First Amendment, the “Amended Credit Agreement”).

Pursuant to the terms of the First Amendment, the parties agreed to replace the interest rate based on the London interbank offered rate (“LIBOR”) and related LIBOR-based mechanics related to borrowings under the Credit Agreement with an interest rate based on the secured overnight financing rate (“SOFR”) and related SOFR-based mechanics. As a result, borrowings under the Amended Credit Agreement will bear interest at a rate calculated based on a rate per annum equal to (a) Term SOFR plus (b) a Term SOFR Adjustment of 0.10% plus (c) an applicable margin. Other than the foregoing, the terms of the Credit Agreement are unchanged. There are no loans currently outstanding under the Amended Credit Agreement. Capitalized terms used in this Form 8-K but not defined herein will have the meanings set forth in the Amended Credit Agreement.

The foregoing summary is not a complete description of the Amended Credit Agreement, and is qualified in its entirety by reference to the full text of the Amended Credit Agreement which is filed as Exhibit A to the First Amendment that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*	FIRST AMENDMENT, dated as of April 12, 2023, to the Credit Agreement, dated as of December 7, 2021 by and among Radian Group Inc., a Delaware corporation, each of the lenders from time to time party thereto, Royal Bank of Canada, as administrative agent for the Lenders and an LC Issuer, and the other agents and arrangers party thereto, including a fully conformed copy of the Amended Credit Agreement as Exhibit A.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: April 14, 2023

	By:	/s/ Jason Lenzini
	Name:	Jason Lenzini
	Title:	Chief Investment Officer - Treasurer